UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2014

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 23, 2014, at approximately 7:00 p.m. Eastern time, SEACOR Holdings Inc. (the “Company”) will post its 2013 letter to stockholders from the Executive Chairman of the Board on its website at www.seacorholdings.com (Investors-Financial Information-Letters to Stockholders) and at www.seacorholdingsinvestors.com (the “SEACOR Websites”).  On April 23, 2014, at approximately 7:00 p.m. Eastern time, the Company's 2013 annual report, including the letter to stockholders, will be available on the SEACOR Websites.

The information in this Current Report shall not be deemed "soliciting material" or "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section. The information in this Current report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Paul L. Robinson

Name:	Paul L. Robinson

Title:	Senior Vice President, General Counsel and
Secretary

Date:  April 23, 2014